        BROADVIEW MEDIA, INC. ANNOUNCES 4TH QUARTER AND YEAR END RESULTS


Contact: Ken Ritterspach                                         Minneapolis, MN
President                                                        952-835-4455
Email:  Kenr@broadviewmedia.com

June 4, 2003
Broadview Media, Inc. (OTC Bulletin Board: BDVM) reported sales of $5,321,518 for the twelve months ended March 31, 2003 and a net loss of $369,512 or $0.26 per share (basic and dilutive), compared to sales of $7,756,492 and net loss of $330,959, or $0.24 per share (basic and dilutive) in the previous year. Gross profit decreased to $1,238,963 from $1,932,298 in the previous year and operating loss increased to $339,384 from $285,571.

For the fourth quarter ended March 31, 2003, sales of $843,694 and net loss of $257,589 or $0.18 (basic and dilutive) per share compares with sales of $2,279,006 and net income of $463,480, or $0.33 per share (basic and dilutive), for the quarter ended March 31, 2002. Subsequent to year-end, an additional 800,000 shares of restricted common stock were issued, pursuant to the March 25, 2003 private offering.

Ken Ritterspach, President, commented "It continues to be a challenging market, most notably in Entertainment, where we face increased competition on the one hand and smaller purchasing packages by the networks on the other. On a positive note, the strategic partnership with Minnesota School of Business/Globe College will give us additional revenue opportunities, some of which we plan to realize in the current fiscal year."

Broadview Media, Inc. is a full service communications company that creates and produces television shows, education products, and interactive business communications tools. The Company has production facilities in Minneapolis and Chicago. The Company is publicly traded on the OTC Bulletin Board. The trading symbol is BDVM.

                                          Three Months Ended               Fiscal Year Ended
                                                March 31,                        March 31,
                                           2003          2002             2003             2002
                                    ---------------------------------------------------------------

Net sales                           $    843,694     $2,279,005        $5,321,518        $7,756,492
Cost of products
   and services sold                $    794,802     $1,410,193        $4,082,555        $5,824,194
                                    ---------------------------------------------------------------
Gross profit                        $     48,892     $  868,812        $1,238,963        $1,932,298
SG&A                                $    306,144     $  392,534        $1,578,347        $2,217,869
                                    ---------------------------------------------------------------
Operating income (loss)            ($    257,252)    $  476,278       ($  339,384)      ($  285,571)
                                    ---------------------------------------------------------------
Other expense                      ($        337)   ($   12,798)      ($   30,128)      ($   45,388)
                                    ---------------------------------------------------------------
Net income (loss)                  ($    257,589)    $  463,480       ($  369,512)      ($  330,959)

BASIC AND DILUTED NET INCOME
   (LOSS) PER SHARE                 $      (0.18)    $     0.33        $    (0.26)       $    (0.24)

BASIC WEIGHTED
   AVERAGE NUMBER
   OF COMMON SHARES
   OUTSTANDING                         1,412,345      1,420,328         1,403,329         1,399,018

SOURCE: Broadview Media, Inc. CONTACT:Ken Ritterspach, President. 952-835-4455, or kenr@broadviewmedia.com
         Web Site:    http://www.broadviewmedia.com

CAUTIONARY STATEMENTS

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe," "estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.